UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2015

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, the Board of Directors of Flagstar Bancorp, Inc. ("Flagstar" or the "Company") approved the award of restricted stock units for certain of its named executive officers. Flagstar had previously disclosed on a Current Report on Form 8-K, filed on March 3, 2015, that the Company had implemented a long-term compensation program (the "LTIP") for these named executive officers. Lee M. Smith, Chief Operating Officer, and James K. Ciroli, Chief Financial Officer, received grants of restricted stock to be earned over three years subject to the terms of the LTIP. Specifically, the following awards were made: Mr. Smith received an award of restricted stock units worth $525,000 and Mr. Ciroli received restricted stock units worth $225,000.

The program design consists of 60 percent performance-based restricted stock units and 40 percent time-based restricted stock units. The time-based restricted stock units will vest in three increments, 25 percent on the first and second anniversaries of the grant date and 50 percent on the third anniversary of the grant date.

The performance-based units will be earned based upon return on equity goals for the two-year performance period, 2015 and 2016. To the extent certain quality metrics are met during that period, as measured by asset quality, risk management and liquidity targets, participants also have an opportunity to earn up to 10 percent more restricted stock units, or to have the award reduced by 10 percent. The two metrics are measured independently of one another. Any performance-based restricted stock units that are awarded will vest one year following the conclusion of the performance period.

This description of the LTIP awards is qualified in its entirety by reference to the 2015 LTIP Form of Award Letter, which will be signed by the awardees and is attached hereto as an exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Flagstar Bancorp, Inc. 2015 LTIP Form of Award Letter

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: April 8, 2015	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Flagstar Bancorp, Inc. 2015 LTIP Form of Award Letter